LIMITED POWER OF ATTORNEY

I, Cheri M. Phyfer, hereby constitute and appoint
ROBERT K. BIGGART and ANGELA M. PLA, with full
powers of substitution or revocation, to serve as
my Attorneys-In-Fact and Agents to exercise the
powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4 and
5 in accordance with Section 16 of the Securities
Exchange Act of 1934, as amended (the "Exchange
Act"), and the rules thereunder, relating to the
disclosure of my beneficial ownership of securities
in Fortune Brands Home & Security, Inc. (the
"Company") and (ii) Forms 144 in accordance with the
Securities Act of 1933, as amended (the "Securities
Act"), and the rules thereunder, relating to my
transactions in the securities of the Company; and

2. Do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such
Form 3, 4, 5 or Form 144 and timely file such
form with the SEC and any stock exchange or
similar authority and take any other action of
any type whatsoever in connection with the
foregoing which, in the opinion of such
attorneys-in-fact, may be of benefit to, in
the best interest of, or legally required by,
the undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to
do and perform any and every act and thing
whatsoever requisite, necessary, or proper to
be done in the exercise of any of the rights
and powers herein granted, as fully to all
intents and purposes as the undersigned might
or could do if personally present, with full
power of substitution or revocation, hereby
ratifying and confirming all that such
attorneys-in-fact shall lawfully do or cause
to be done by virtue of this Power of Attorney
and the rights and powers herein granted. The
undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity
at the request of the undersigned, are not
assuming, nor is the Company assuming, any of
the undersigned's responsibilities to comply
with Section 16 of the Securities Exchange Act
or Rule 144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by
the attorneys-in-fact in accordance with the
terms of this Power of Attorney. The powers
granted by this Power of Attorney shall begin
on March 5, 2019 and shall continue in full
force and effect until the undersigned is no
longer required to file Section 16 Reports with
respect to the equity securities of the Company,
unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing
attorneys-in-fact.

I, Cheri M. Phyfer, executed this Limited Power
of Attorney on this 5th day of March, 2019.

/s/Cheri M. Phyfer